SECURITIES AND EXCHANGE COMMISSION



                             Washington, D.C. 20549
                                  ------------
                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



       Date of Report (date of earliest event reported) December 17, 1998


                             BULL & BEAR GROUP, INC.
             (Exact name of registrant as specified in its charter)


                  Delaware               0-9667            13-1897916
      (State or other jurisdiction     (Commission        (IRS Employer
           of incorporation)            File Number)       ID Number)


        11 Hanover Square, New York, NY                      10005
      (Address of principal executive offices)            (Zip Code)

  Registrant's Telephone Number, including area code:     (212) 785-0900


                                       N/A
          (Former name or former address, if changed since last report)

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS.

          On December 17, 1998, Bull & Bear Group, Inc., a Delaware corporation (the "Seller"), entered into a definitive agreement, subject to customary closing conditions, to sell all of the outstanding common stock of Bull & Bear Securities, Inc., a Delaware corporation and wholly owned subsidiary of the Seller (the "Company"), to RBC Holdings (USA) Inc. (the "Purchaser"), an affiliate of the Royal Bank of Canada, for approximately U.S. $6 million (the "Sale"). As part of the Sale, the Seller will transfer its rights to the Bull & Bear name and subsequently change its name and the names of its other subsidiaries and affiliates. Mark C. Winmill, President and Chief Executive Officer of the Company, will continue to serve as Chief Operating Officer of the Company pursuant to an Employment Agreement between him and the Purchaser, dated December 17, 1998. Bull & Bear Securities, Inc. will continue to operate its discount brokerage business.

          The parties also entered into a Services Agreement, dated December 17, 1998, under which the Seller will continue to provide certain services to the Company for a period of time.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.

      (c) Exhibits - the following exhibits are filed herewith:


EXHIBIT NO.              DESCRIPTION OF EXHIBIT

   2 Purchase Agreement, dated as of December 17, 1998, by and among the Purchaser, the Seller and the Company, with all exhibits thereto.*

   99.1 Press Release of the Company dated December 17, 1998 announcing consummation of the Sale.


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* A Lease agreement form has been omitted from the EDGAR filing, but will be submitted in paper form to the Securities and Exchange Commission.

                                   SIGNATURES



          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      BULL & BEAR GROUP, INC.



                                      By:  /s/ Thomas B. Winmill
                                          ---------------------
                                          Thomas B. Winmill
                                          Co-President, General Counsel



Dated:  December 17, 1998

                                  EXHIBIT INDEX


EXHIBIT NO.              DESCRIPTION OF EXHIBIT

 2 Purchase Agreement, dated as of December 17, 1998, by and among the Purchaser, the Seller and the Company, with all exhibits thereto.

 99.1 Press Release of the Company dated December 17, 1998 announcing consummation of the Sale.